Amendment No. 2 to Option Agreement

This Agreement is Amendment No. 2 dated the 19th day of April, 2010 to the Option Agreement (the "Option Agreement") entered into as of the 5th day of March, 2010 between Sage Gold Inc. ("Sage"), Borealis Mining Company ("BMC") and Gryphon Gold Corporation ("Gryphon").

WHEREAS:

A. Sage, BMC and Gryphon entered into Amendment No. 1 to Option Agreement which provides in Section 1.1(o) thereof as follows: ""**Due Diligence Period**" means the period commencing on February 23, 2010 and terminating on the earlier of (i) April 19, 2010 or (ii) the termination of this Option Agreement"; and

B. Sage, BMC and Gryphon wish to amend the dates in the above-noted provisions.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged and upon and subject to the terms and conditions hereafter set out, the parties agree as follows:

1. From and effective the date hereof, Section 1.1(o) of the Option Agreement shall be and it is hereby amended to read as follows:

   ""**Due Diligence Period**" means the period commencing on February 23, 2010 and terminating on the earlier of (i) April 30, 2010 or (ii) the termination of this Option Agreement."

2. All other terms and conditions of the Option Agreement and Subscription Agreement remain unamended and in full force and effect.

This Agreement may be executed in any number of counterparts, each of which will be considered to be an original and together will constitute one and the same document.

IN WITNESS WHEREOF the parties have duly executed this Agreement on date set forth on the first page of this Agreement.

SAGE GOLD INC.

By: ______________________

Name:
Title: President

BOREALIS MINING COMPANY

By: ______________________

Name: John A. Key
Title: President